Exhibit 10.20

PRIVATE & CONFIDENTIAL 25/6/2022

Mr Cheung Hung

Dear Mr Cheung

With reference to your recent application for employment with us, we are pleased to offer you employment subject to a satisfactory reference check. The employment terms are as follows:

1.	Commencing	: 1St July 2022
2.	Job Title	: Admin Manager
3.	Commencing Salary	: HK$20,000 per month
4.	Normal Working	: 9:00am-18.00pm (Mon-Fri)
The working hours are subject to change.
5.	Termination of employment	: (a)	During probation
During the first month of the probationary period either party may elect terminate the service of employment at any time without any notice or payment in lieu.
		●	During the two months immediately following the first month of the probationary period, either party may elect to terminate the service of employment by giving 12 day’s notice in writing or payment in lieu.
		(b)	After Probation
		●	After probation, one month’s notice in writing or payment in lieu.
6.	Annual Leave	:	Unless otherwise stated,the Employee is entitled to 14 days paid annual leave per annum,pro-rata per completed months of employment,in addition to Hong Kong General Holidays.
7.	Mandatory Provident Fund	:	The employee will required to make a contribution of 5% of your relevant income, up to a current maximum of HK$1,500 per month, to the Mandatory Fund (MBF) scheme provided by the Company and the Company will make a matching contribution.
8.	Work Ethics	:	You should refrain from engaging other part-time Job, or business in conflict with company interest, or infringing confidentially principle regarding all company information. A letter of undertaking is attached for your signature.

Please indicate your acceptance to the above terms of employment by singing and returning the duplicate of this letter and the letter of undertaking to us.

We take this opportunity to welcome you to the family and we look forward to a long and fruitful association.

Yours faithfully,

For & On Behalf of

Top Wealth Group (Interntional ) Limited	Agreed and Accepted by:

/s/ Chong Kin Fai	/s/ Cheung Hung
MR Chong Kin Fai	MR Cheung Hung
Director	HKID: